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                                                                   Exhibit(a)(1)

                           AMERICAN PERFORMANCE FUNDS

                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                          PRINCIPAL FINANCIAL OFFICERS

I.    Covered Officers/Purpose of the
 Code

      American Performance Fund's (the "Company" or the "Funds") code of ethics (this "Code") applies to the Company's Principal Executive Officer ("President") and Principal Financial Officer ("Treasurer") (the "Covered Officers" each of whom are set forth in Exhibit A) for the purpose of promoting:

      . honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
      . full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company;
      . compliance with applicable laws and governmental rules and regulations; . the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and . accountability for adherence to the Code.

      Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

      Overview. A "conflict of interest" occurs when a Covered Officer's private interest interferes with the interests of, or his service to, the Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position in the Company.

      Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company. Each Covered Officer is an employee of the Company's Administrator ("Service Provider"). The Company's and the Service Provider's compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside of the parameters of this Code.

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      Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company and the Service Provider of which the Covered Officers are also officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Company or for the Service Provider, or for both), be involved in establishing policies and implementing decisions which will have different effects on the Service Provider and the Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Company and the Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act, will be deemed to have been handled ethically. In addition, it is recognized by the Board of Trustees (the "Board") that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other Codes.

      Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

      Each Covered Officer must:

      . not use his personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;
      . not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Company; and
      . not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

III.  Disclosure & Compliance

      . Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Company;
      . each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's directors and auditors, and to governmental regulators and self-regulatory organizations;
      .  each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the
         Company and the Company's adviser or subadviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents

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         the Company files with, or submit to, the SEC and in other public communications made by the Company; and
      . it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.   Reporting and Accountability

      Each Covered Officer must:

      . upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;
      . annually thereafter affirm to the Board that he has complied with the requirements of the Code;
      . not retaliate against any employee or Covered Officer or their affiliated persons for reports of potential violations that are made in good faith;
      . notify the Audit Committee, in its capacity as a Qualified Legal Compliance Committee ("QLCC"), promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code; and
      . report at least annually any change in his affiliations from the prior year.

      The QLCC is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation.

      The Company will follow these procedures in investigating and enforcing this Code:

      . the QLCC will take all appropriate action to investigate any potential violations reported to it;
      . if, after such investigation, the QLCC believes that no violation has occurred, the QLCC is not required to take any further action;
      . if the QLCC concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the Service Provider or its board; or a recommendation to dismiss the Covered Officer; and
      . any changes to this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    Other Policies and Procedures

      This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, the Funds' adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superceded

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by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and their investment adviser's, principal underwriter's and service providers' codes of ethics under Rule 17j-1 under the Investment Company Act and the adviser's more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   Amendments

      Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Company's board, including a majority of independent directors/trustees.

VII.  Confidentiality

      All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and its counsel, the investment adviser and the respective Service Providers.

VIII. Internal Use

      The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.

Date: October 30, 2003

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                                    Exhibit A

                     Persons Covered by this Code of Ethics
                          Effective as of July 24, 2003


Officer Title                                Officer Name
-----------------------------------------    -----------------
Principal Executive Officer and President    Walter B. Grimm
Principal Financial Officer and Treasurer    Trent M. Statczar


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                           AMERICAN PERFORMANCE FUNDS

                                  CERTIFICATION
                                  -------------
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                   ------------------------------------------
                          PRINCIPAL FINANCIAL OFFICERS
                          ----------------------------


I, Walter B. Grimm, Principal Executive Officer of American Performance Funds, hereby certify that I have received and read the Code of Ethics for Principal Executive and Principal Financial Officers ("Code") of American Performance Funds. I further certify that I understand and will comply with the requirements of the Code.


                                               /s/ WALTER B. GRIMM
                                        Name:  Walter B. Grimm
                                        Title: President
                                        Date:  Oct. 31, 2003

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                           AMERICAN PERFORMANCE FUNDS

                                  CERTIFICATION
                                  -------------
                   CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                   ------------------------------------------
                          PRINCIPAL FINANCIAL OFFICERS
                          ----------------------------


I, Trent M. Statczar, Principal Financial Officer of American Performance Funds, hereby certify that I have received and read the Code of Ethics for Principal Executive and Principal Financial Officers ("Code") of American Performance Funds. I further certify that I understand and will comply with the requirements of the Code.


                                               /s/ TRENT M. STATCZAR
                                        Name:  Trent M. Statczar
                                        Title: Treasurer
                                        Date:  Oct. 31, 2003